UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2012

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

814-61	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of principal executive offices)	(Zip Code)

972-233-8242
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets

On May 14, 2012, Capital Southwest Venture Corporation, a wholly owned subsidiary of Capital Southwest Corporation, entered into a Share Repurchase Agreement with Encore Wire Corporation dated May 14, 2012 pursuant to which Encore Wire repurchased 2,774,250 shares of Encore Wire’s common stock held by Capital Southwest Venture Corporation.  Pursuant to terms of the Share Repurchase Agreement, the aggregate sale price was $66,637,485, based on a price of $24.02 per share.  Capital Southwest Corporation continues to hold its 1,312,500 shares of common stock in Encore Wire Corporation. Additionally, the Board of Directors of Capital Southwest Corporation declared a cash dividend in the amount of $17.59 per share of common stock.  The dividend represents a distribution of the entire capital gain proceeds to its shareholders.  A copy of the press release announcing the sale of shares is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Share Repurchase Agreement by and among Encore Wire Corporation and Capital Southwest Venture Corporation
99.1	Press Release, dated May 14, 2012.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2012

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Gary L. Martin
Gary L. Martin
Chairman and Chief Executive Officer